UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

NEONODE INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Biblioteksgatan 11 S111 46 Stockholm, Sweden
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
+468 678 18 50 — Sweden
(925) 355-7700 — USA

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 26, 2007, Neonode Inc. (the “Company”), sold $6.2 million in securities in a private placement, primarily to institutional investors, comprised of $3.1 million of three-year promissory notes of the Company, convertible into shares and of the Company's Common Stock at a conversion price of $3.50 per share, 1,028,316 shares of Common Stock and 1,432,445 Common Stock purchase warrants exercisable at a price of $3.92 per share.

The securities were issued in reliance upon the exemptions from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D thereunder. The Company relied upon representations, warranties, certifications and agreements of such holders, including their agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) of the Securities Act or Regulation D under the Securities Act.

Certain holders of the Company’s senior secured notes converted an aggregate of $454,900 of debt and accrued interest in the offering. The Company negotiated a delay in the convertibility of the remaining $2.8 million principal amount of such notes in exchange for three year warrants to purchase up to 219,074 shares of Common Stock at a price of $3.92 per share. Empire Asset Management, Inc. acted as financial advisor in the private placement and received a cash fee of approximately $480,000 and warrants to purchase 7.5% of the securities sold for cash in the private placement..

A press release issued by the Company in connection with the private placement is filed with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.22(a)	Form of Senior Secured Note, previously issued on August 8, 2007.
10.22(b)	Amendment to Senior Secured Notes, dated as of September 10, 2007.
10.22(c)	Form of Common Stock Purchase Warrant issued pursuant to Amendment to Senior Secured Notes, dated as of September 10, 2007.
10.23	Subscription Agreement, dated as of September 10, 2007, by and among the Company and the subscribers in the private placement, identified therein.
10.24	Form of Convertible Promissory Note issued to subscribers in connection with the private placement.
10.25	Form of Common Stock Purchase Warrant issued to subscribers in connection with the private placement.
10.26	Unit Purchase Warrant for Empire Asset Management
99.1	Press Release, dated September 26, 2007, entitled “Neonode Announces Institutional Capital Raise.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 2, 2007

Neonode Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.22(a)	Form of Senior Secured Note, previously issued on August 8, 2007.
10.22(b)	Amendment to Senior Secured Notes, dated as of September 10, 2007.
10.22(c)	Form of Common Stock Purchase Warrant issued pursuant to Amendment to Senior Secured Notes, dated as of September 10, 2007.
10.23	Subscription Agreement, dated as of September 10, 2007, by and among the Company and the subscribers in the private placement, identified therein.
10.24	Form of Convertible Promissory Note issued to subscribers in connection with the private placement.
10.25	Form of Common Stock Purchase Warrant issued to subscribers in connection with the private placement.
10.26	Unit Purchase Warrant for Empire Asset Management
99.1	Press Release, dated September 26, 2007, entitled “Neonode Announces Institutional Capital Raise.”